# DEBT SETTLEMENT AND SHARE ISSUANCE AGREEMENT

This Debt Settlement and Share Issuance Agreement (this **"Agreement"**) is entered into as of July 22, 2026 (the **"Effective Date"**), by and between:

**Sadot Group Inc.**, a Nevada corporation (the **"Company"**); and

**Rocket Capital NY LLC**, a limited liability company organized under the laws of the State of New York (the **"Creditor"**).

The Company and the Creditor are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

## RECITALS

**WHEREAS**, the Company is indebted to the Creditor in connection with default under that certain Purchase and Sale of Future Receipts Agreement, dated as of March 14, 2025, between Creditor and the Company (together with all addenda and related agreements thereto, the **"Rocket Agreement"**);

**WHEREAS**, on June 20, 2025 (the **"Default Date"**), the Company defaulted in its remittance obligations under the Rocket Agreement by failing to remit the specified percentage of purchased receivables, whereupon, in accordance with the terms of the Rocket Agreement, all purchased receivables owed by the Company thereunder became fixed, absolute, non-contingent, and immediately due and payable, and from and after the Default Date such amounts have constituted an unconditional debt obligation of the Company owed to the Creditor;

**WHEREAS**, the Creditor has asserted that the outstanding amount owed by the Company to the Creditor under the Rocket Agreement including fees and penalties is US$599,582.62 (the **"Outstanding Debt Amount"**) and the Company has asserted defenses and counterclaims against the Creditor related to the alleged Outstanding Debt Amount and the Rocket Agreement;

**WHEREAS**, an action captioned Rocket Capital NY LLC v. Sadot Group Inc., Index No. 529734/2025, is pending in the Supreme Court of the State of New York, County of Kings, in which the Creditor has asserted claims arising under or relating to the Rocket Agreement and the Company has asserted defenses and counterclaims (the **"Pending Action"**);

**WHEREAS, the Parties desire to settle, compromise, and extinguish all of the Creditor's claims** related to the Rocket Agreement including the alleged Outstanding Debt Amount in full by the issuance of shares of common stock of the Company (the **"Common Stock"**) to the Creditor in respect of the Settled Debt Amount on the terms and conditions set forth herein (the **"Settlement"**);

**WHEREAS**, the Settlement is to be effected by the issuance of the Settlement Shares by the Company **exclusively to the Creditor, as the existing holder of the Company's outstanding** payment obligations under the Rocket Agreement (which, from and after the Default Date, have

constituted a fixed and unconditional debt of the Company), in exchange for the surrender, settlement, and extinguishment of such obligations, without the payment by any person of any commission or other remuneration for soliciting such exchange, in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the **"Securities Act"**), provided by Section 3(a)(9) thereof; and

**WHEREAS**, the Board of Directors of the Company (the **"Board"**) has determined that it is in the best interests of the Company and its stockholders to consummate the Settlement on the terms and subject to the conditions set forth in this Agreement.

**NOW, THEREFORE**, in consideration of the mutual covenants, agreements, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

## ARTICLE I
## DEFINITIONS

**Section 1.1 Definitions.** As used in this Agreement, the following terms shall have the meanings set forth below:

**"Business Day"** means any day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

**"Common Stock"** means the common stock, par value $0.0001 per share, of the Company.

**"Conversion Price"** means $18.81 per share.

**"Default Date"** means June 20, 2025, the date on which the Company defaulted in its payment obligations under the Rocket Agreement and on which all amounts owed by the Company thereunder became a fixed, absolute, and unconditional debt of the Company.

**"Exchanged Obligations"** means all payment and other obligations of the Company under or in respect of the Rocket Agreement, including the alleged Outstanding Debt Amount, which obligations, having become fixed, absolute, and unconditional debt obligations of the Company on the Default Date,.

**"Issuance Date"** means the date on which the Settlement Shares are issued to the Creditor, which shall be no later than five (5) Business Days following the Effective Date.

**"Pending Action"** has the meaning set forth in the Recitals.

**"Rocket Agreement"** has the meaning set forth in the Recitals.

**"Rule 144"** means Rule 144 promulgated under the Securities Act.

**"Securities Act"** has the meaning set forth in the Recitals.

**"Settled Debt Amount"** means US$500,000.

**"Settlement Shares"** means 26,581 shares of Common Stock to be issued to the Creditor pursuant to this Agreement.

## ARTICLE II
## DEBT SETTLEMENT AND SHARE ISSUANCE

**Section 2.1 Settlement of Debt.** Subject to the terms and conditions of this Agreement, in full and final settlement, satisfaction, and discharge of the Settled Debt Amount, and in exchange for the surrender and extinguishment of the Exchanged Obligations, the Company shall issue the Settlement Shares to the Creditor on the Issuance Date. Upon receipt by the Creditor of all of the Settlement Shares, the Settled Debt Amount shall be deemed paid, settled, and extinguished in full, and the Creditor shall have no further claims against the Company with respect to the Settled Debt Amount or any other claims relating to the Rocket Agreement.

**Section 2.2 Settlement Shares.** The number of Settlement Shares has been determined by dividing the Settled Debt Amount by the Conversion Price (rounded down to the nearest whole share, with no fractional shares or cash in lieu thereof being issuable), resulting in the issuance of 26,581 shares of Common Stock to the Creditor.

**Section 2.3 Issuance of Settlement Shares.** The Settlement Shares shall be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof, as provided in Section 2.4. Delivery of the Settlement Shares shall be conditioned **upon the Company's prior or concurrent delivery to the Creditor and the Company's transfer agent** of a legal opinion, in form and substance reasonably satisfactory to the Creditor, to the effect that the Settlement Shares may be issued without any restrictive legend and may be resold by the Creditor without restriction pursuant to Rule 144, the holding period of the Settlement Shares being determined, pursuant to Rule 144(d)(3)(ii), no later than the Default Date, on which date the Exchanged Obligations became a fixed, absolute, and unconditional debt of the Company, each such date being more than one (1) year prior to the Issuance Date. On the Issuance Date, the Company shall issue the Settlement Shares to the Creditor by instructing its transfer agent to deliver the Settlement Shares in book-**entry form, or, at the Creditor's election, through the** Deposit/Withdrawal at Custodian (DWAC) facilities of The Depository Trust Company, to the account designated by the Creditor.

**Section 2.4 Section 3(a)(9) Exchange; Rule 144 Tacking.** The Settlement Shares are being issued by the Company exclusively to the Creditor, as the existing holder of the Exchanged Obligations, in exchange for the surrender, settlement, and extinguishment of the Exchanged Obligations, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof. No commission or other remuneration has been or will be paid or given, directly or indirectly, to any person for soliciting the exchange effected hereby, and the Creditor has not paid or furnished, and shall not be required to pay or furnish, any consideration for the Settlement Shares other than the surrender and extinguishment of the Exchanged Obligations. The Parties acknowledge and agree that, pursuant to Rule 144(d)(3)(ii), the Settlement Shares shall be deemed to have been acquired by the Creditor at the time the Exchanged Obligations were acquired by the Creditor, such that the holding period of the Settlement Shares for purposes of Rule 144 commenced no later than the Default Date, on which date the Exchanged Obligations became a fixed and unconditional debt of the Company, each of

which dates is more than one (1) year prior to the Issuance Date. Neither Party shall take any action inconsistent with the availability of such exemption or such holding-period treatment.

**Section 2.5 Compliance with Nasdaq Rules.** Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any shares of Common Stock pursuant to this Agreement to the extent that such issuance would, when aggregated with any other issuances required to be aggregated therewith under the **applicable rules of The Nasdaq Stock Market LLC ("Nasdaq"),** exceed 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the Effective Date, or would otherwise require stockholder approval pursuant to Nasdaq Listing Rule 5635, in each case unless such stockholder approval has first been obtained. The Company shall timely submit to Nasdaq any Listing of Additional Shares notification required in connection with the issuance of the Settlement Shares.

## ARTICLE III
## REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Creditor as of the Effective Date as follows:

**Section 3.1 Organization and Good Standing.** The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own its properties and to carry on its business as presently conducted.

**Section 3.2 Authorization.** The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all necessary corporate action, including approval by the Board. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws **affecting creditors' rights generally and by general principles of equity.**

**Section 3.3 Valid Issuance.** The Settlement Shares, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid, and non-assessable, and will be free and clear of all liens, encumbrances, and restrictions, other than restrictions on transfer under applicable securities laws.

**Section 3.4 No Conflicts.** The execution, delivery, and performance of this Agreement by the Company do not and will not (a) violate or conflict with the articles of incorporation or bylaws of the Company, (b) violate or conflict with any law, regulation, order, or decree applicable to the Company, or (c) result in a breach of, or constitute a default under, any material agreement to which the Company is a party.

**Section 3.5 Capitalization.** The Company has sufficient authorized but unissued shares of Common Stock to issue the Settlement Shares.

**Section 3.6 Default; Fixed and Unconditional Debt.** On June 20, 2025, the Company defaulted by failing to remit the specified percentage of purchased receivables under the Rocket Agreement, and from and after the Default Date all amounts owed by the Company thereunder, in an amount not less than the Settled Debt Amount, have constituted a fixed, absolute, and unconditional debt

of the Company owed to the Creditor, which debt has remained outstanding and unpaid from the Default Date through the date hereof.

**Section 3.7 Survival and Indemnification.** The representations and warranties of the Company set forth in this Article III shall survive the Effective Date for a period of twelve (12) months. The Company shall indemnify and hold harmless the Creditor and its members, managers, officers, employees, and agents from and against any losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from any breach of such representations and warranties. Notwithstanding the foregoing, the aggregate liability of the Company under this Section 3.7 shall not exceed an amount equal to the Settled Debt Amount, and in no event shall either Party be liable under this Agreement for punitive, exemplary, special, or consequential damages.

## ARTICLE IV
## REPRESENTATIONS AND WARRANTIES OF THE CREDITOR

The Creditor hereby represents and warrants to the Company as of the Effective Date as follows:

**Section 4.1 Organization.** The Creditor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York.

**Section 4.2 Authorization.** The execution, delivery, and performance of this Agreement by the Creditor have been duly authorized by all necessary limited liability company action. This Agreement constitutes the legal, valid, and binding obligation of the Creditor, enforceable against the Creditor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

**Section 4.3 Investment Intent.** The Creditor is acquiring the Settlement Shares for its own account and not with a view to any distribution thereof within the meaning of the Securities Act, in violation of applicable securities laws; provided, however, that nothing herein shall restrict the Creditor's right to sell or transfer the Settlement Shares in compliance with applicable securities laws.

**Section 4.4 Accredited Investor.** The Creditor is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

**Section 4.5 Restricted Securities.** The Creditor understands and agrees that the Settlement Shares are being issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof, in exchange for the Exchanged Obligations, which have been continuously held by the Creditor since and which became a fixed, absolute, and unconditional debt of the Company on the Default Date, and that, pursuant to Rule 144(d)(3)(ii), the Rule 144 holding period of the Settlement Shares is deemed to have commenced no later than the Default Date, which date is more than one (1) year prior to the Issuance Date. The Creditor understands that, if such exemption or holding-period treatment were unavailable, the Settlement Shares would constitute "restricted securities" within the meaning of Rule 144 and could not be sold, transferred, or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration.

**Section 4.6 Acknowledgment of Debt.** The Creditor acknowledges and confirms that the Settled Debt Amount of US$500,000 constitutes the agreed, full and final settlement amount in respect of any and all amounts owed or alleged to be owed by the Company to the Creditor under or in connection with the Rocket Agreement, and that upon the issuance of the Settlement Shares, the Settled Debt Amount shall be deemed satisfied in full.

**Section 4.7 Survival and Indemnification.** The representations and warranties of the Creditor set forth in this Article IV shall survive the Effective Date for a period of twelve (12) months. The Creditor shall indemnify and hold harmless the Company and its officers, directors, employees, and agents from and against any losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from any breach of such representations and warranties.

**Section 4.8 No Affiliate Status; No Solicitation Remuneration.** The Creditor is not, and at no time during the ninety (90) days immediately preceding the Effective Date or the Issuance Date has been, an "affiliate" of the Company within the meaning of Rule 144. No commission or other remuneration has been or will be paid or given, directly or indirectly, to any person for soliciting the exchange of the Exchanged Obligations for the Settlement Shares, and the Creditor has not employed any broker, dealer, finder, or agent in connection with the Settlement. The Creditor is not a registered broker-dealer or an affiliate of a registered broker-dealer.

**Section 4.9 Ownership and Holding of the Exchanged Obligations.** The Creditor acquired the Exchanged Obligations directly from the Company for value pursuant to the Rocket Agreement, and has continuously and beneficially owned and held the Exchanged Obligations at all times at all times on and after the Default Date. The Creditor is the sole legal and beneficial owner of the Exchanged Obligations and of all claims asserted or assertable in the Pending Action, holds the same free and clear of all liens, encumbrances, participations, and adverse interests of any kind, and has not sold, assigned, transferred, hypothecated, participated, or otherwise conveyed, in whole or in part, any interest therein to any other person. The Exchanged Obligations became a fixed, absolute, and unconditional debt of the Company on the Default Date, and the Creditor has not given or received any new or additional consideration, and no new instrument has been issued, in connection with the default under the Rocket Agreement or otherwise on or after the Default Date. The Creditor has not engaged in any short sale, hedging, or other transaction with respect to securities of the Company that would toll, restart, or otherwise affect the holding period of the Exchanged Obligations or the Settlement Shares for purposes of Rule 144(d).

**Section 4.10 Trading Matters.** From the Effective Date until the public disclosure of the Settlement pursuant to Section 6.11, which shall not be more than more than 4 days from the Effective Date the Creditor shall not, and shall cause its affiliates and representatives not to, purchase or sell any securities of the Company or engage in any short sale of, or establish any "put equivalent position" (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) with respect to, the Common Stock. The Creditor acknowledges that, until such public disclosure, it may be in possession of material non-public information regarding the Company and that applicable securities laws restrict trading in the Company's securities on the basis thereof. Following the Issuance Date, the Creditor shall not, on any single trading day, sell a number of Settlement Shares exceeding fifteen percent (15%) of the aggregate trading volume of the Common Stock on The Nasdaq Capital Market for such trading day.

## ARTICLE V
## MUTUAL RELEASE

**Section 5.1 Release by the Creditor.** Effective upon the receipt of the Settlement Shares as required by this Agreement, the Creditor, on behalf of itself and its affiliates, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company and its officers, directors, employees, agents, affiliates, successors, and assigns from any and all claims, demands, liabilities, obligations, actions, causes of action, and damages of every kind and nature, whether known or unknown, suspected or unsuspected, arising out of or relating to the Rocket Agreement or the Settled Debt Amount; provided, however, that nothing in this Section 5.1 shall release any claim arising from breach of any representation, warranty, or covenant contained in this Agreement in accordance with Section 3.7 above.

**Section 5.2 Release by the Company.** The Company, on behalf of itself and its affiliates, successors, **guarantors d/b/a's** and assigns, hereby irrevocably and unconditionally releases, acquits, and forever discharges the Creditor and its members, managers, officers, employees, agents, affiliates, successors, and assigns from any and all claims, causes of action, counterclaims, demands, liabilities, obligations, actions, and damages of every kind and nature, whether known or unknown, suspected or unsuspected, arising out of or relating to the Rocket Agreement or the Settled Debt Amount.

**Section 5.3 Dismissal of Pending Action.** Within five (5) Business Days following the receipt of the Settlement Shares, the Parties shall jointly execute and file a stipulation of dismissal with prejudice of the Kings County Action**, with each party to bear its own costs and attorneys' fees,** dismissing all claims and counterclaims in the Pending Action. Each Party agrees to cooperate in good faith and take all actions reasonably necessary to effectuate such dismissal.

**In the event of Company's failure to deliver all the Settlement Shares to the Credi**tor, the Creditor reserves all rights and remedies at law or equity, including without limitation the right to enforce this Agreement, to seek specific performance, and to seek a money judgment for the damages claimed in the pending action, Index No. 529734/2025, Supreme Court of the State of New York, County of Kings **(the "Kings County Action")**.

## ARTICLE VI
## MISCELLANEOUS

**Section 6.1 Entire Agreement.** This Agreement (including all exhibits hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements, and understandings, whether written or oral, relating to such subject matter.

**Section 6.2 Amendments and Waivers.** No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by both Parties.

**Section 6.3 Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of New York (except that matters of corporate governance and the internal affairs of the Company shall be governed by the laws of the State of Nevada), without regard to its conflicts of laws principles.

**Section 6.4. Forum.** Any and all lawsuits, actions, proceedings, claims, causes of action, or disputes arising out of or relating to this Agreement or between the Parties (collectively, the **"Claims") shall be resolved exclusively in the Supreme Court of the State of** New York, County **of Kings (the "Acceptable Forum"). The parties agree that the Acceptable Forum has jurisdiction** over them with respect to the Claims, and is convenient for them and a proper venue to resolve the Claims. This Section 6.4 shall supersede any prior forum or dispute resolution clause between the parties as to the Claims.

**Section 6.5 Counterparts.** This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Signatures delivered by facsimile or electronic transmission (including PDF) shall be deemed original signatures.

**Section 6.6 Notices.** All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmission if sent via email with confirmation of receipt, or (c) on the first Business Day following the date of dispatch if sent by reputable overnight courier service.

If to the Company:

Sadot Group Inc.

295 E Renfro St. Ste 209

Burleson, TX 76028-3953

If to the Creditor:

Rocket Capital NY LLC

313 Buckingham Rd

Cedarhurst, NY 11516

**Section 6.7 Successors and Assigns.** This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

**Section 6.8 Severability.** If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

**Section 6.9 Further Assurances.** Each Party agrees to execute and deliver such additional documents, instruments, and agreements, and to take such further actions, as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement.

**Section 6.10 Expenses.** Each Party shall bear its own costs and expenses in connection with the negotiation, execution, and performance of this Agreement; provided, however, that the Company shall bear all costs and expenses associated with the issuance and delivery of the Settlement Shares, including transfer agent fees, DTC fees, and the cost of the legal opinion required by Section 2.3.

**Section 6.11 Public Disclosure.** The Company may disclose the material terms of this Agreement and the Settlement in a Current Report on Form 8-K (or such other filing as may be appropriate) within the time period required by the applicable rules of the Securities and Exchange Commission, and shall file a copy of this Agreement as an exhibit thereto to the extent required. Except as required by applicable law or legal process, or in connection with the Pending Action, the Creditor shall not, and shall cause its affiliates and representatives not to, disclose the existence or terms of this Agreement prior to such public disclosure by the Company. Neither Party shall issue any press release or other public statement regarding the Settlement without the prior written consent of the other Party, except as required by applicable law or the rules of Nasdaq or the Securities and Exchange Commission.

*[Signature Page Follows]*

IN WITNESS WHEREOF, the Parties have executed this Debt Settlement and Share Issuance Agreement as of the date first written above.

**SADOT GROUP INC.**

By: ______________________________

Name: Haggai Ravid

Title: CEO

**ROCKET CAPITAL NY LLC**

By: Tzvi Rosenblum
Tzvi Rosenblum (Jul 22, 2028 15:39:54 EDT)

Name: **Tzvi Rosenblum**

Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Debt Settlement and Share Issuance Agreement as of the date first written above.

**SADOT GROUP INC.**

By: Signed by: Haggai Ravid
C4A7737746F545F...

Name: Haggai Ravid

Title: CEO

**ROCKET CAPITAL NY LLC**

By: ________________________________

Name:

Title: Authorized Signatory